UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2046 Riverview Auto Drive, Suite 300
Mesa, Arizona	85201
(Address of principal executive offices)	(Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K of Verra Mobility Corporation (the “Company”), as initially filed with the U.S. Securities and Exchange Commission on October 2, 2026 (the “Original Form 8-K”). The Original Form 8-K reported, among other items, that Jon Keyser would cease serving as Interim President and Chief Executive Officer of the Company. This Amendment amends the Original Form 8-K to supplement the Company’s disclosure under Item 5.02 of the Original Form 8-K with respect to the terms of Mr. Keyser’s separation agreement, which terms were not finalized at the time of the Original Form 8-K. Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Form 8-K, on September 30, 2026, the Board of Directors (the “Board”) of the Company appointed Jon Newhard as President and Chief Executive Officer of the Company, effective November 1, 2026 (the “Commencement Date”). In connection with such appointment, Jon Keyser will cease serving as the Company’s Interim President and Chief Executive Officer effective immediately prior to the Commencement Date.

On October 2, 2026, VM Consolidated, Inc. (“VM Consolidated”), a wholly owned subsidiary of the Company, entered into a Separation, Transition and Release Agreement with Mr. Keyser (the “Separation Agreement”). Under the Separation Agreement, Mr. Keyser’s last day of work as the Company’s Interim President and Chief Executive Officer will be October 31, 2026, he will resign from all officer and director positions with the Company and its subsidiaries and affiliates effective November 1, 2026, and he will continue as a full-time employee in the role of Special Advisor through December 31, 2026 (the “Separation Date”) to support the Company and the Chief Executive Officer leadership transition. The parties agreed that Mr. Keyser’s separation constitutes a termination without Cause for purposes of his Executive Employment Agreement, dated as of November 8, 2022, with VM Consolidated (the “Employment Agreement”).

Subject to his continued employment as Interim President and CEO or Special Advisor, as the case may be, Mr. Keyser will receive base salary at an annual rate of $650,000 through the Separation Date. VM Consolidated may terminate Mr. Keyser’s employment before the Separation Date only for “Cause,” as defined in the Employment Agreement.

Subject to Mr. Keyser’s execution and non-revocation of the Separation Agreement and a supplemental release of claims to be executed on or after the Separation Date (the “Supplemental Release”), and provided that he has not materially breached the Separation Agreement or Sections 5 through 9 of the Employment Agreement, Mr. Keyser will receive: (i) cash severance equal to 12 months of base salary ($650,000), together with an amount equal to the cost of 12 months of COBRA premiums for him and his covered dependents, payable in installments; (ii) full vesting of the unvested portion of the time-vested restricted stock unit award with a value of $2,250,000 granted to him on June 1, 2026; and (iii) payment of $2,200,110, representing 66.67% of the $3,300,000 cash retention award granted to him on June 1, 2026. The remaining $1,099,890 of the retention award will be forfeited. If VM Consolidated terminates Mr. Keyser’s employment other than for Cause before the Separation Date, he will remain eligible for these payments and benefits, subject to his execution and non-revocation of the Supplemental Release, but he will not be eligible for the bonuses described below.

If Mr. Keyser remains employed through the Separation Date and executes and does not revoke the Supplemental Release, he will remain eligible for an annual bonus for fiscal year 2026 pursuant to the Company’s Annual Incentive Plan (the “AIP”). The Compensation Committee of the Board will determine the amount, if any, in its sole discretion, following the conclusion of fiscal year 2026, based on the Company’s performance and in accordance with the terms of the AIP and the Compensation Committee’s discretion. His target bonus opportunity will be prorated to reflect a 75% bonus target for the period from January 1 through June 1, 2026, and 100% bonus target for the period from June 2 through December 31, 2026. No minimum bonus is guaranteed, and any bonus will be paid no later than March 15, 2027. The eligibility requirement for Mr. Keyser to remain employed through the Separation Date will not apply in the event of Mr. Keyser’s death or Disability (as defined in the Employment Agreement) before the Separation Date.

Mr. Keyser will also be eligible to receive a one-time cash transition bonus of $200,000, subject to his continued employment through the Separation Date, satisfaction of the release conditions described above and the Board’s determination, in its reasonable, good-faith discretion, that he satisfactorily supported the leadership transition and satisfied the other performance conditions set forth in the Separation Agreement. Any transition bonus will be paid in a lump sum within 30 days after the Supplemental Release becomes irrevocable and in no event later than March 15, 2027.

The Separation Agreement also provides for the acceleration of the payments and benefits described above in the event of a Change in Control (as defined in the Company’s Amended and Restated 2018 Equity Incentive Plan) of the Company before December 31, 2026 or Mr. Keyser’s death or Disability during the transition period, in each case subject to the terms and conditions of the Separation Agreement, including Section 409A of the Internal Revenue Code.

The Separation Agreement also provides for Mr. Keyser’s reaffirmation of certain post-employment restrictive covenants under the Employment Agreement and contains customary release, cooperation and other provisions. If Mr. Keyser materially breaches certain of his obligations under the Separation Agreement and fails to cure such material breach during a ten (10) day cure period after receiving written notice from VM Consolidated of such breach, he will not be entitled to any further payments under the Separation Agreement and will be required to repay certain payments previously received.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text and terms of the Separation Agreement, which is filed as Exhibit 10.1 to this Amendment and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Separation, Transition and Release Agreement, dated as of October 2, 2026, by and between VM Consolidated, Inc. and Jon Keyser

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2026	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer